Exhibit 99.1

RUBICON TECHNOLOGY SENDS LETTER TO STOCKHOLDERS

Recommends Stockholders Vote the WHITE Proxy Card in Support of Rubicon’s Highly Qualified Nominees

BENSENVILLE, Illinois — May 26, 2016 —Rubicon Technology, Inc. (NASDAQ:RBCN), a leading provider of sapphire substrates and products to the LED, optical and semiconductor industries, today sent a letter urging stockholders to support the Company’s highly qualified nominees on the WHITE proxy card.

Included below is the text of the letter to Rubicon stockholders:

YOUR VOTE IS IMPORTANT

PLEASE VOTE THE WHITE PROXY CARD TODAY!

May 26, 2016

Dear Fellow Stockholders:

Rubicon Technology’s Annual Meeting of Stockholders – scheduled for Friday, June 24, 2016 – is fast approaching. Your support is critical to prevent Paragon Technologies, Inc., a stockholder that holds less than 0.3% of our stock, from replacing two of Rubicon’s highly qualified nominees with its own nominees. We urge you to reject Paragon’s nominees and vote “FOR” Rubicon’s incumbent director nominees, Don N. Aquilano and Donald R. Caldwell, on the WHITE proxy card.

Your Board and management team are executing a plan to strengthen the business in the near term and to drive long-term stockholder value. We are already implementing a number of initiatives to improve sales, reduce costs and expand our product reach. We also remain committed to regularly reviewing all options to maximize returns for all stockholders. We are confident these actions are the right ones to best position Rubicon for the future.

Nonetheless, Paragon intends to continue to disrupt our progress with its attempt to elect its two nominees to the Rubicon Board. We strongly recommend that stockholders reject Paragon’s nominees – please do not sign or return or vote any proxy card sent to you by Paragon!

OUR HIGHLY QUALIFIED BOARD IS FOCUSED ON THE INTERESTS OF ALL STOCKHOLDERS

We believe Rubicon’s Board is comprised of strong and experienced directors who are committed to doing what is best for all of the Company’s stockholders. At this year’s Annual Meeting, we are asking for your support for two directors, Don Aquilano and Donald Caldwell. Not only are Messrs. Aquilano and Caldwell, in our view, highly qualified, but together, they own 10% of Rubicon stock – without a doubt, their interests are strongly aligned with all Rubicon stockholders.

WE BELIEVE PARAGON’S NOMINEES ARE NOT QUALIFIED TO SERVE ON RUBICON’S BOARD

As part of our effort to reach a constructive resolution with Paragon – and avoid a costly and distracting proxy contest – our Board’s Nominating and Corporate Governance Committee interviewed and vetted both of Paragon’s candidates, Hesham M. Gad and Jack H. Jacobs, despite Paragon’s minimal share ownership.

Mr. Hesham Gad

With respect to Mr. Gad, as part of the vetting process, the Nominating and Governance Committee determined he was unfit to sit on the Rubicon Board for several reasons, including:

•	Pleading guilty to theft from a prior employer in 2008, at the expense of charities no less , and

•	Criminal charges of making false statements to a governmental authority in 2011.

As if Mr. Gad’s personal indiscretions are not enough, we believe his business résumé is no better. As far as we know, he has initiated two proxy fights before launching his campaign against Rubicon. The targets of his first two proxy contests did not fare well:

First Try – Paragon Technologies	Second Try – SED International Holdings

•    After gaining control over Paragon, Mr. Gad has used the company as his personal vehicle to pursue proxy fights against companies like Rubicon on Paragon’s stockholders’ dime, not his own.

•    Under Mr. Gad’s leadership, Paragon has reported net losses in four of the last six years.

•    Despite Paragon’s poor financial performance, Mr. Gad’s annual compensation has increased dramatically during his tenure.

•    Curiously, Mr. Gad’s recent letter to Paragon stockholders fails to make even a passing reference to the expensive proxy fight against Rubicon, a cost Paragon stockholders will ultimately bear.

•    Recently forced into an involuntary bankruptcy proceeding.

•    Mr. Gad originally made lofty promises to stockholders that he would oversee “fair and transparent policies” and would “truly rationalize SED’s cost structure...”

•    Despite these promises, while SED spiraled toward insolvency, as Chairman and CEO, Mr. Gad “rewarded” himself with an annual salary of $240,000 at the expense of the company and its stockholders.

•    One of Mr. Gad’s current strategies for SED includes “putting ads on Craigslist to sell things”[1] – hardly a compelling business strategy.

•    Although Paragon owns a significant stake in SED, Mr. Gad’s recent letter to Paragon stockholders does not mention SED’s involuntary bankruptcy.

Based on the above, we have no reason to believe Mr. Gad’s third proxy fight – against Rubicon – will be a “charm.”

[1]	E-mail from Sham Gad to Doug Kertscher (Oct. 13, 2015 4:00 PM) (available at Brief of Petitioning Creditor at 22, In re SED Int’l Holdings, No. 16-53376 (Bankr. N.D. Ga. Mar. 31, 2016)

Mr. Jack Jacobs

As a close associate of Mr. Gad’s, we also question Mr. Jacobs’ motivations. With ties to Mr. Gad, we believe Mr. Jacobs is being put forth simply to further Mr. Gad’s self-interested agenda. Most notably, Mr. Jacobs served on the SED board shortly after Paragon seized control of the Company – a fact that was mysteriously omitted from the biography Paragon submitted to our Board. Paragon also omitted Mr. Jacobs’ board service at SED in its first two draft proxy statements even though Paragon was required by law to include this material information.

During Mr. Jacobs’ short tenure as a director of SED, he approved fees to be paid to him and other non-executive directors, including a fee of $100,000 to Mr. Gad for his role as Executive Chairman. Soon thereafter, it appears that Mr. Jacobs resigned, citing unspecified personal reasons, without any further explanation. Mr. Jacobs also currently serves on Paragon’s board with Mr. Gad. Considering Mr. Jacobs’ close ties to Mr. Gad, we would ask you to consider – whose interests do you think he will protect, Mr. Gad’s and Paragon’s or those of all Rubicon stockholders?

In addition to his ties to Mr. Gad, Mr. Jacobs has had his own business failures. He served twice on the Board of Directors of Premier Exhibitions, Inc., from January 28, 2009 to February 24, 2011 and from August 25, 2014 to March 16, 2015. According to public filings, during both of Mr. Jacobs’ stints, Premier Exhibitions’ suffered considerable financial losses.

Despite his obvious alignment with Mr. Gad, in order to avoid a costly and distracting proxy contest, Rubicon was willing to consider appointing Mr. Jacobs to the Board. However, Mr. Gad responded that it was “not enough” for Paragon and insisted that he and Mr. Jacobs were a “package deal.”

VOTE THE WHITE PROXY CARD TODAY – YOUR VOTE IS IMPORTANT

We believe that Mr. Gad and Mr. Jacobs are the wrong choice for our Board and our stockholders. The Board and management team are focused on strengthening our business in the face of challenging conditions in the sapphire industry and positioning Rubicon for long-term success. With your support, we will continue on our path to realize Rubicon’s full potential.

Whether or not you plan to attend Rubicon’s annual meeting, you have the opportunity to protect your investment by voting the WHITE proxy card for Rubicon’s nominees TODAY. The Company urges you to vote today by telephone, over the Internet, or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided.

Thank you for your continued support.

Sincerely,

The Board of Directors

Your Vote Is Important, No Matter How Many Or How Few Shares You Own.

If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders Call Toll-Free: (888) 750-5834

Banks and Brokers Call Collect: (212) 750-5833

IMPORTANT

We urge you NOT to sign any Blue proxy card sent to you by Paragon, as doing so will revoke your vote on the WHITE proxy card.

About Rubicon Technology, Inc.

Rubicon Technology, Inc. is a vertically integrated advanced electronic materials provider specializing in monocrystalline sapphire for applications in light-emitting diodes (LEDs), optical systems and specialty electronic devices. Rubicon has an unmatched technology platform and expertise extending from the preparation of raw aluminum oxide through sapphire crystal growth and fabrication to large-diameter polished sapphire windows and wafers and patterned sapphire substrates (PSS), enabling Rubicon to supply custom sapphire products with superior quality and precision. Further information is available at http://rubicontechnology.com.

Forward-Looking Statements

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results for periods beyond the end of the year 2015, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include changes in the average selling prices of sapphire products, our successful development and market acceptance of new products, dependence on key customers, potential disruptions in our supply of electricity, changes in our product mix, our ability to protect our intellectual property rights, the competitive environment, the availability and cost of raw materials, the cost of compliance with environmental standards, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations and other risks and uncertainties described in the Company’s most recent Form 10-K and other filings with the SEC. For these reasons, readers are cautioned not to place undue reliance on the Company’s forward-looking statements. Any forward-

looking statement that the Company makes speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Rubicon Technology, Inc.

Dee Johnson

Vice President, Investor Relations

847-457-3426